Oaktree Announces Second Quarter 2018 Financial Results

As of June 30, 2018 or for the quarter then ended, and where applicable, per Class A unit:

•
GAAP net income attributable to Oaktree Capital Group, LLC (“OCG”) was $31.1 million ($0.44 per unit), down from $117.3 million ($1.83) for the second quarter of 2017, primarily driven by lower incentive income relative to the second quarter of 2017’s record amount.

•	Adjusted net income was $91.5 million ($0.51 per unit), down from $281.7 million ($1.73) for the second quarter of 2017, primarily driven by lower incentive income.

•	Distributable earnings were $114.3 million ($0.69 per unit), down from $289.3 million ($1.65) for the second quarter of 2017, primarily driven by lower incentive income.

•
Assets under management were $121.6 billion, up slightly for both the quarter and last 12 months. Gross capital raised was $3.3 billion and $9.6 billion for the quarter and last 12 months, respectively. Uncalled capital commitments (“dry powder”) were $20.3 billion, of which $14.1 billion were not yet generating management fees (“shadow AUM”).

•	Management fee-generating assets under management were $100.5 billion, down 1% for both the quarter and last 12 months.

•	A distribution was declared of $0.55 per unit, bringing aggregate distributions relating to the last 12 months to $2.83.
LOS ANGELES, CA. July 26, 2018 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the second quarter ended June 30, 2018.
Jay Wintrob, Chief Executive Officer, said, “Oaktree delivered strong investment performance and solid fundraising of $3.3 billion in the second quarter. We are deploying our dry powder judiciously, consistent with our view that it is late in the cycle, and capitalizing on the current market environment by actively harvesting investments, boding well for future distributable earnings.”
Series A Preferred Unit Issuance
On May 17, 2018, Oaktree issued 7,200,000 6.625% Series A Preferred units representing limited liability company interests with a liquidation preference of $25.00 per unit. The issuance resulted in $173.7 million in net proceeds. Distributions on the Series A Preferred units, when and if declared by the board of directors of Oaktree, will be paid quarterly on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2018. Distributions on the Series A Preferred units are non-cumulative.
Class A Unit Distribution
The distribution of $0.55 per Class A unit attributable to the second quarter of 2018 will be paid on August 10, 2018 to Class A unitholders of record at the close of business on August 6, 2018.
Series A Preferred Unit Distribution
A distribution was declared of $0.542882 per Series A Preferred unit, which will be paid on September 17, 2018 to Series A Preferred unitholders of record at the close of business on September 1, 2018. The first distribution on Series A Preferred units is calculated based on the date of the original issuance, reflecting a period longer than three months. Future distributions will reflect a period of three months.

Conference Call
Oaktree will host a conference call to discuss its second quarter 2018 financial results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  The conference call may be accessed by dialing (844) 824-3833 (U.S. callers) or +1 (412) 317-5102 (non-U.S. callers), participant password OAKTREE.  Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10121537, beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $122 billion in assets under management as of June 30, 2018. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. The firm has over 900 employees and offices in 18 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.
Contacts:

Investor Relations:	Press Relations:

Oaktree Capital Group, LLC	Sard Verbinnen & Co	Sard Verbinnen & Co
Andrea D. Williams	John Christiansen	Alyssa Linn
(213) 830-6483	(415) 618-8750	(310) 201-2040
investorrelations@oaktreecapital.com	jchristiansen@sardverb.com	alinn@sardverb.com

The table below presents (a) GAAP results, (b) non-GAAP results for both the Operating Group and per Class A unit, and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended June 30,		As of or for the Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Results:	(in thousands, except per unit data or as otherwise indicated)

Revenues	$213,283	$634,055	$550,604	$923,640
Net income-Class A	31,121	117,324	83,853	172,239
Net income per Class A unit	0.44	1.83	1.21	2.71

Non-GAAP Results: (1)
Adjusted revenues	$273,525	$704,362	$724,681	$1,095,549
Adjusted net income	91,495	281,654	251,858	442,818
Adjusted net income-Class A	36,146	111,106	99,049	164,847

Distributable earnings revenues	287,055	699,860	764,319	1,077,604
Distributable earnings	114,286	289,290	308,259	448,511
Distributable earnings-Class A	49,389	106,198	129,567	161,371

Fee-related earnings revenues	195,935	202,714	398,882	403,921
Fee-related earnings	50,875	69,001	109,362	132,780
Fee-related earnings-Class A	21,303	23,654	45,572	45,554

Economic net income revenues	341,490	415,518	668,274	861,030
Economic net income	122,048	179,275	229,594	362,926
Economic net income-Class A	48,740	67,355	91,249	131,415

Per Class A Unit:
Adjusted net income	$0.51	$1.73	$1.42	$2.59
Distributable earnings	0.69	1.65	1.86	2.54
Fee-related earnings	0.30	0.37	0.66	0.72
Economic net income	0.68	1.05	1.31	2.07

Weighted average number of Operating Group units outstanding	157,184	155,933	156,689	155,303
Weighted average number of Class A units outstanding	71,177	64,193	69,556	63,611

Operating Metrics: (1)
Assets under management (in millions):
Assets under management	$121,584	$121,053	$121,584	$121,053
Management fee-generating assets under management	100,547	101,600	100,547	101,600
Incentive-creating assets under management	33,291	31,348	33,291	31,348
Uncalled capital commitments	20,325	21,468	20,325	21,468
Accrued incentives (fund level):
Incentives created (fund level)	119,317	171,052	230,502	372,819
Incentives created (fund level), net of associated incentive income compensation expense	60,921	87,543	113,219	184,328
Accrued incentives (fund level)	1,863,932	1,779,578	1,863,932	1,779,578
Accrued incentives (fund level), net of associated incentive income compensation expense	898,588	866,650	898,588	866,650

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including measures that are calculated and presented on a basis other than generally accepted accounting principles in the United States (“non-GAAP”). Examples of such non-GAAP measures are identified in the table above. Such non-GAAP measures should be considered in addition to, and not as a substitute for or superior to, net income, net income per Class A unit or other financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A. All non-GAAP measures and all interim results presented in this release are unaudited.

(1)
Beginning with the first quarter of 2018, management fees and incentive income reflect the portion of the earnings from management fees and performance fees, respectively, attributable to our 20% ownership interest in DoubleLine. Such earnings were previously reported as investment income. Additionally, AUM, management fee-generating AUM, incentive-creating AUM and incentives created (fund level) now reflect our pro-rata portion (based on our 20% ownership stake) of DoubleLine’s total AUM, management fee-generating AUM, incentive-creating AUM and performance fees, respectively. All prior periods have been recast to reflect this change.

GAAP Results
Oaktree consolidates entities in which it has a direct or indirect controlling financial interest. Investment vehicles in which we have a significant investment, such as collateralized loan obligation vehicles (“CLOs”) and certain Oaktree funds, are consolidated under GAAP. When a CLO or fund is consolidated, the assets, liabilities, revenues, expenses and cash flows of the consolidated funds are reflected on a gross basis, and the majority of the economic interests in those consolidated funds, which are held by third-party investors, are reflected as debt obligations of CLOs or non-controlling interests. All of the revenues earned by us as investment manager of the consolidated funds are eliminated in consolidation. However, because the eliminated amounts are earned from and funded by third-party investors, the consolidation of a fund does not impact net income or loss attributable to OCG.
In the first quarter of 2018, Oaktree adopted the new revenue recognition standard on a modified retrospective basis, which did not require prior periods to be recast. Instead, a cumulative-effect adjustment to increase retained earnings of $48.7 million, net of tax, was recorded as of January 1, 2018. This adjustment relates to revenues that would have met the recognition criteria under the new standard as of January 1, 2018.
Total revenues decreased $420.8 million, or 66.4%, to $213.3 million for the second quarter of 2018, from $634.1 million for the second quarter of 2017, primarily reflecting lower incentive income. The impact on revenues as a result of applying the new revenue recognition standard was a net increase of $2.4 million for the second quarter of 2018.
Total expenses decreased $238.8 million, or 56.4%, to $184.6 million for the second quarter of 2018, from $423.4 million for the second quarter of 2017, primarily reflecting lower incentive income compensation expense.
Other income decreased $48.5 million, or 53.7%, to $41.9 million for the second quarter of 2018, from $90.4 million for the second quarter of 2017, primarily reflecting variations in returns on our fund investments between periods.
Net income attributable to OCG Class A unitholders decreased $86.2 million, or 73.5%, to $31.1 million for the second quarter of 2018, from $117.3 million for the second quarter of 2017, primarily reflecting lower incentive income.
Operating Metrics
Assets Under Management
Assets under management were $121.6 billion as of June 30, 2018, $121.4 billion as of March 31, 2018 and $121.1 billion as of June 30, 2017. The $0.2 billion increase since March 31, 2018 primarily reflected $2.4 billion in new capital commitments to closed-end funds, $0.7 billion in market-value gains and $0.3 billion attributable to DoubleLine, largely offset by $1.9 billion of distributions to closed-end fund investors, $0.8 billion in unfavorable foreign-currency translation and $0.3 billion of net outflows from open-end funds. Commitments to closed-end funds included $1.1 billion for Oaktree Transportation Infrastructure Fund (“TIF”) and $0.7 billion for Oaktree Special Situations Fund II (“SSF II”).
The $0.5 billion increase in AUM since June 30, 2017 primarily reflected $4.4 billion of capital commitments to closed-end funds, $3.9 billion in market-value gains, $2.2 billion attributable to DoubleLine, $2.1 billion from becoming the investment adviser to two publicly-traded business development companies (the “BDC acquisition”) and $0.4 billion in favorable foreign-currency translation, largely offset by $8.8 billion of distributions to closed-end fund investors and $3.6 billion of net outflows from open-end funds. Commitments to closed-end funds included $1.6 billion for our Real Estate strategy, $1.1 billion to TIF, $0.7 billion for SSF II and $0.3 billion for our European

Private Debt strategy. Distributions to closed-end fund investors included $4.5 billion from Credit funds, $2.3 billion from Real Asset funds and $2.0 billion from Private Equity funds.
Management Fee-generating Assets Under Management
Management fee-generating AUM, a forward-looking metric, was $100.5 billion as of June 30, 2018, $102.0 billion as of March 31, 2018 and $101.6 billion as of June 30, 2017. The $1.5 billion decrease since March 31, 2018 primarily reflected $1.0 billion attributable to closed-end funds in liquidation, $0.8 billion in unfavorable foreign-currency translation and $0.4 billion of net outflows from open-end funds, partially offset by $0.4 billion from capital drawn by funds that pay fees based on drawn capital, NAV or cost basis and $0.3 billion attributable to DoubleLine.
The $1.1 billion decrease in management fee-generating AUM since June 30, 2017 primarily reflected $5.5 billion attributable to closed-end funds in liquidation, $3.7 billion of net outflows from open-end funds and $0.9 billion of distributions by closed-end funds that pay fees based on NAV. These decreases were partially offset by $2.2 billion attributable to DoubleLine, $2.1 billion from the BDC acquisition, $1.8 billion from capital drawn by closed-end funds that pay fees based on drawn capital, NAV or cost basis, $1.4 billion in market-value gains, $0.9 billion from the start of the investment period for Oaktree European Principal Fund IV (“EPF IV”) in July 2017, and $0.3 billion in favorable foreign-currency translation.
Incentive-creating Assets Under Management
Incentive-creating AUM was $33.3 billion as of June 30, 2018, $33.0 billion as of March 31, 2018 and $31.3 billion as of June 30, 2017. The $0.3 billion increase since March 31, 2018 reflected an aggregate $2.3 billion in drawdowns or contributions by closed-end and evergreen funds and market-value gains, partially offset by an aggregate $2.0 billion decline primarily attributable to distributions by closed-end funds. The $2.0 billion increase since June 30, 2017 reflected an aggregate $9.0 billion in drawdowns or contributions by closed-end and evergreen funds and market-value gains and $2.1 billion from the BDC acquisition, partially offset by an aggregate decline of $9.1 billion primarily attributable to distributions by closed-end funds.
Of the $33.3 billion in incentive-creating AUM as of June 30, 2018, $21.0 billion (or 63%), was generating incentives at the fund level, as compared with $20.3 billion (65%), of the $31.3 billion of incentive-creating AUM as of June 30, 2017.
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $1.9 billion as of June 30, 2018 and $1.8 billion as of both March 31, 2018 and June 30, 2017. The second quarter of 2018 reflected $119.3 million of incentives created (fund level) and $51.4 million of incentive income recognized.
Accrued incentives (fund level), net of incentive income compensation expense (“net accrued incentives (fund level)”), were $898.6 million as of June 30, 2018, $868.0 million as of March 31, 2018, and $866.7 million as of June 30, 2017. The portion of net accrued incentives (fund level) represented by funds that were currently paying incentives as of June 30, 2018, March 31, 2018 and June 30, 2017 was $214.6 million (or 24%), $197.3 million (23%) and $236.5 million (27%), respectively, with the remainder arising from funds that as of that date were not at the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than possibly tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $20.3 billion as of June 30, 2018, $19.6 billion as of March 31, 2018, and $21.5 billion as of June 30, 2017. Invested capital during the quarter and 12 months ended June 30, 2018 aggregated $1.9 billion and $7.9 billion, respectively, as compared with $1.8 billion and $7.6 billion for the comparable prior-year periods.

Non-GAAP Results
Adjusted Revenues
Adjusted revenues decreased $430.9 million, or 61.2%, to $273.5 million in the second quarter of 2018, from $704.4 million in the second quarter of 2017, primarily driven by lower incentive income, as well as declines in management fees and investment income.
Management Fees
Management fees decreased $6.8 million, or 3.4%, to $195.9 million in the second quarter of 2018, from $202.7 million in the second quarter of 2017. The decrease reflected an aggregate decline of $27.1 million primarily attributable to closed-end funds in liquidation, partially offset by an aggregate increase of $20.3 million principally from the BDC acquisition, the start of the investment period for EPF IV and closed-end funds that pay management fees based on drawn capital, NAV or cost basis.
Incentive Income
Incentive income decreased $408.5 million, or 88.8%, to $51.4 million in the second quarter of 2018, from $459.9 million in the second quarter of 2017. The decrease was primarily attributable to the $427.8 million of incentive income in the prior-year period from Oaktree Principal Opportunities Fund IV, which started paying incentive income in the second quarter of 2017.
Investment Income
Investment income decreased $15.6 million, or 37.3%, to $26.2 million in the second quarter of 2018, from $41.8 million in the second quarter of 2017. The decrease primarily reflected lower returns on our Listed Equities investments.
Adjusted Expenses
Compensation and Benefits
Compensation and benefits expense increased $4.3 million, or 4.3%, to $103.6 million in the second quarter of 2018, from $99.3 million in the second quarter of 2017, in part reflecting growth in average headcount, as well as higher expenses relating to the infrastructure investing team that Oaktree acquired in 2014.  In 2017, a portion of the expenses attributable to that team were paid for by a legacy Highstar fund.  That fund stopped paying management fees in the fourth quarter of 2017, and thereafter Oaktree became responsible for all of the expenses of the infrastructure team.
Equity-based Compensation
Equity-based compensation expense increased $0.3 million, or 2.2%, to $14.1 million in the second quarter of 2018, from $13.8 million in the second quarter of 2017.
Incentive Income Compensation
Incentive income compensation expense decreased $249.0 million, or 92.2%, to $21.0 million in the second quarter of 2018, from $270.0 million in the second quarter of 2017, primarily reflecting the decline in incentive income.
General and Administrative
General and administrative expense increased $6.7 million, or 20.7%, to $39.1 million in the second quarter of 2018, from $32.4 million in the second quarter of 2017. The increase primarily reflected higher new product development costs and expenses relating to the infrastructure investing team that Oaktree acquired in 2014.
Depreciation and Amortization
Depreciation and amortization expense increased $0.3 million, or 15.0%, to $2.3 million in the second quarter of 2018, from $2.0 million in the second quarter of 2017, primarily reflecting amortization of additional leasehold improvements.

Interest Expense, Net
Interest expense, net decreased $4.1 million, or 63.1%, to $2.4 million in the second quarter of 2018, from $6.5 million in the second quarter of 2017. The decline reflected the refinancing of our senior notes in the fourth quarter of 2017 and higher interest income.
Adjusted Net Income
ANI decreased $190.2 million, or 67.5%, to $91.5 million in the second quarter of 2018, from $281.7 million in the second quarter of 2017. The decrease primarily reflected declines of $159.6 million in incentive income, net of incentive income compensation expense (“net incentive income”), $18.1 million in fee-related earnings and $15.6 million in investment income, partially offset by a $4.1 million decrease in net interest expense. The portion of ANI attributable to our Class A units was $36.1 million, or $0.51 per unit, and $111.1 million, or $1.73 per unit, for the second quarters of 2018 and 2017, respectively.
The effective tax rates applied to ANI in the second quarters of 2018 and 2017 were 12% and 4%, respectively, resulting from full-year effective tax rates of 10% and 11%, respectively. The rate used for interim fiscal periods is based on an estimated full-year effective tax rate on income that can be reliably forecasted, combined with tax expense in the current period on incentive income and any other income that cannot be reliably estimated. We generally expect variability in tax rates between periods because the effective tax rate is a function of the mix of income and other factors, each of which can have a material impact on the particular period’s income tax expense and often vary significantly within or between years. In general, the annual effective tax rate increases as the proportion of ANI arising from fee-related earnings and certain incentive and investment income rises, and vice versa.
Distributable Earnings
Distributable earnings decreased $175.0 million, or 60.5%, to $114.3 million in the second quarter of 2018, from $289.3 million in the second quarter of 2017, primarily reflecting declines of $159.6 million in net incentive income and $18.1 million in fee-related earnings, partially offset by a $2.5 million increase in investment income proceeds. For the second quarters of 2018 and 2017, investment income proceeds totaled $39.8 million and $37.3 million, respectively. The portion of distributable earnings attributable to our Class A units was $0.69 and $1.65 per unit for the second quarters of 2018 and 2017, respectively, reflecting distributable earnings per Operating Group unit of $0.73 and $1.86, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies, and amounts payable pursuant to the tax receivable agreement.
Fee-related Earnings
Fee-related earnings decreased $18.1 million, or 26.2%, to $50.9 million in the second quarter of 2018, from $69.0 million in the second quarter of 2017, primarily reflecting $6.8 million in lower management fees, $6.7 million in higher general and administrative expense and $4.3 million in higher compensation and benefits expense. The portion of fee-related earnings attributable to our Class A units was $0.30 and $0.37 per unit for the second quarters of 2018 and 2017, respectively.
The effective tax rates applicable to fee-related earnings for the second quarters of 2018 and 2017 were 5% and 16%, respectively, resulting from full-year effective tax rates of 6% and 15%, respectively.  The rate used for interim fiscal periods is based on the estimated full-year effective tax rate, which is subject to change as the year progresses. In general, the annual effective tax rate increases as annual fee-related earnings increase, and vice versa.
Capital and Liquidity
As of June 30, 2018, Oaktree and its operating subsidiaries had $832 million of cash and U.S. Treasury and other securities, and $746 million of outstanding debt, which included no borrowings outstanding against its $500 million revolving credit facility. As of June 30, 2018, Oaktree’s investments in funds and companies on a non-GAAP basis had a carrying value of $1.6 billion, with the 20% investment in DoubleLine carried at $22 million based on cost, as adjusted under the equity method of accounting. Net accrued incentives (fund level) represented an additional $899 million as of that date.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which reflect the current views of Oaktree, with respect to, among other things, our future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; the amount and timing of distributions on our Series A Preferred units and our Class A units; changes in our operating or other expenses; the degree to which we encounter competition; and general political, economic and market conditions. The factors listed in the item captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 23, 2018, which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements. Forward-looking statements speak only as of the date the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.
Investor Relations Website
Investors and others should note that Oaktree uses the Unitholders – Investor Relations section of its corporate website to announce material information to investors and the marketplace. While not all of the information that Oaktree posts on its corporate website is of a material nature, some information could be deemed to be material. Accordingly, Oaktree encourages investors, the media, and others interested in Oaktree to review the information that it shares on its corporate website at the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/. Information contained on, or available through, our website is not incorporated by reference into this document.

GAAP Consolidated Statements of Operations (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands, except per unit data)
Revenues:
Management fees	$178,096	$180,028	$363,511	$360,956
Incentive income	35,187	454,027	187,093	562,684
Total revenues	213,283	634,055	550,604	923,640
Expenses:
Compensation and benefits	(105,073)	(102,002)	(213,827)	(206,489)
Equity-based compensation	(15,246)	(14,748)	(29,867)	(29,701)
Incentive income compensation	(15,218)	(266,556)	(100,033)	(301,164)
Total compensation and benefits expense	(135,537)	(383,306)	(343,727)	(537,354)
General and administrative	(39,444)	(34,388)	(72,408)	(66,607)
Depreciation and amortization	(6,551)	(3,004)	(12,953)	(6,828)
Consolidated fund expenses	(3,074)	(2,728)	(6,554)	(5,199)
Total expenses	(184,606)	(423,426)	(435,642)	(615,988)
Other income (loss):
Interest expense	(35,469)	(44,251)	(76,048)	(93,021)
Interest and dividend income	67,980	51,914	130,599	99,874
Net realized gain (loss) on consolidated funds’ investments	(17,296)	235	(2,697)	(1,637)
Net change in unrealized appreciation (depreciation) on consolidated funds’ investments	(31,105)	28,453	(45,491)	53,131
Investment income	56,923	49,106	91,486	99,557
Other income, net	914	4,898	1,611	9,561
Total other income	41,947	90,355	99,460	167,465
Income before income taxes	70,624	300,984	214,422	475,117
Income taxes	(4,867)	(5,541)	(11,264)	(17,843)
Net income	65,757	295,443	203,158	457,274
Less:
Net (income) loss attributable to non-controlling interests in consolidated funds	7,360	(3,861)	(3,365)	(13,553)
Net income attributable to non-controlling interests in consolidated subsidiaries	(41,996)	(174,258)	(115,940)	(271,482)
Net income attributable to OCG Class A unitholders	$31,121	$117,324	$83,853	$172,239

Distributions declared per Class A unit	$0.96	$0.71	$1.72	$1.34
Net income per Class A unit (basic and diluted):
Net income per Class A unit	$0.44	$1.83	$1.21	$2.71
Weighted average number of Class A units outstanding	71,177	64,193	69,556	63,611

(1)
In the first quarter of 2018, Oaktree adopted the new revenue recognition standard on a modified retrospective basis, which did not require prior periods to be recast. Instead, a cumulative-effect adjustment to increase retained earnings of $48.7 million, net of tax, was recorded as of January 1, 2018. This adjustment relates to revenues that would have met the recognition criteria under the new standard as of January 1, 2018.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management		As of
		June 30, 2018	March 31, 2018	June 30, 2017
		(in millions)
Assets Under Management:
Closed-end funds		$56,294	$55,682	$58,323
Open-end funds		32,824	33,703	35,628
Evergreen funds		8,426	8,227	5,309
DoubleLine (1)		24,040	23,782	21,793
Total		$121,584	$121,394	$121,053

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017
	(in millions)
Change in Assets Under Management:
Beginning balance	$121,394	$121,232	$121,053	$118,644
Closed-end funds:
Capital commitments/other (2)	2,410	54	4,387	4,257
Distributions for a realization event / other (3)	(1,901)	(3,323)	(8,840)	(10,389)
Change in uncalled capital commitments for funds entering or in liquidation (4)	74	116	(361)	(950)
Foreign-currency translation	(444)	441	221	218
Change in market value (5)	525	1,015	2,615	4,924
Change in applicable leverage	(52)	172	(51)	687
Open-end funds:
Contributions	724	1,330	4,017	7,044
Redemptions	(1,056)	(1,864)	(7,591)	(8,893)
Foreign-currency translation	(373)	354	147	235
Change in market value (5)	(174)	683	623	3,575
Evergreen funds:
Contributions or new capital commitments (6)	140	26	1,203	144
Acquisition (BDCs)	—	—	2,110	—
Redemptions or distributions (7)	(270)	(176)	(880)	(396)
Foreign-currency translation	2	1	(1)	5
Change in market value (5)	327	118	685	675
DoubleLine:
Net change in DoubleLine	258	874	2,247	1,273
Ending balance	$121,584	$121,053	$121,584	$121,053

(1)	DoubleLine AUM reflects our pro-rata portion (based on our 20% ownership stake) of DoubleLine’s total AUM.

(2)	These amounts include capital commitments, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(3)
These amounts include distributions for a realization event, tax-related distributions, reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs, and recallable distributions at the end of the investment period.

(4)
The change in uncalled capital commitments generally reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(5)
The change in market value reflects the change in NAV of our funds, less management fees and other fund expenses, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs and other levered funds.

(6)	These amounts include contributions and capital commitments, and for our publicly-traded BDCs, issuances of equity or debt capital.

(7)	These amounts include redemptions and distributions, and for our publicly-traded BDCs, dividends, repurchases of equity capital or repayment of debt.

Management Fee-generating AUM		As of
		June 30, 2018	March 31, 2018	June 30, 2017
Management Fee-generating AUM:		(in millions)
Closed-end funds:
Senior Loans		$7,896	$8,104	$7,943
Other closed-end funds		28,754	29,734	32,048
Open-end funds		32,520	33,448	35,429
Evergreen funds		7,337	6,975	4,387
DoubleLine		24,040	23,782	21,793
Total		$100,547	$102,043	$101,600

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2018	2017	2018	2017
Change in Management Fee-generating AUM:	(in millions)

Beginning balance	$102,043	$100,248	$101,600	$100,036
Closed-end funds:
Capital commitments to funds that pay fees based on committed capital / other (1).	—	26	926	1,156
Capital drawn by funds that pay fees based on drawn capital, NAV or cost basis	385	449	1,831	1,585
Change attributable to funds in liquidation (2).	(981)	(893)	(5,489)	(4,166)
Change in uncalled capital commitments for funds entering or in liquidation that pay fees based on committed capital (3)	—	—	—	(894)
Distributions by funds that pay fees based on NAV / other (4).	(161)	(258)	(857)	(845)
Foreign-currency translation	(380)	402	150	194
Change in market value (5).	(1)	34	147	342
Change in applicable leverage	(50)	170	(49)	614
Open-end funds:
Contributions	674	1,329	3,920	6,866
Redemptions	(1,056)	(1,863)	(7,591)	(8,855)
Foreign-currency translation	(373)	354	147	235
Change in market value	(173)	679	615	3,586
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV (6)	227	118	1,040	283
Acquisition (BDCs)	—	—	2,110	—
Redemptions or distributions (7)	(205)	(179)	(855)	(445)
Change in market value (5).	340	110	655	635
DoubleLine:
Net change in DoubleLine	258	874	2,247	1,273
Ending balance	$100,547	$101,600	$100,547	$101,600

(1)	These amounts include capital commitments to funds that pay fees based on committed capital, as well as the aggregate par value of collateral assets and principal cash related to new CLO formations.

(2)
These amounts include the change for funds that pay fees based on the lesser of funded capital or cost basis during the liquidation period, as well as recallable distributions at the end of the investment period. For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which typically declines as the fund sells assets.

(3)
The change in uncalled capital commitments reflects declines attributable to funds entering their liquidation periods, as well as capital contributions to funds in their liquidation periods for deferred purchase obligations or other reasons.

(4)
These amounts include distributions by funds that pay fees based on NAV, as well as reductions in the par value of collateral assets and principal cash resulting from the repayment of debt as return of principal by CLOs.

(5)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, as well as changes in the aggregate par value of collateral assets and principal cash held by CLOs and other levered funds.

(6)	These amounts include contributions and capital commitments, and for our publicly-traded BDCs, issuances of equity or debt capital.

(7)	These amounts include redemptions and distributions, and for our publicly-traded BDCs, dividends, repurchases of equity capital or repayment of debt.

	As of
	June 30, 2018	March 31, 2018	June 30, 2017
Reconciliation of AUM to Management Fee-generating AUM:	(in millions)
Assets under management	$121,584	$121,394	$121,053
Difference between assets under management and committed capital or the lesser of funded capital or cost basis for applicable closed-end funds (1).	(2,326)	(2,195)	(2,585)
Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods	(10,092)	(8,463)	(9,560)
Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis	(4,042)	(3,954)	(3,242)
Oaktree’s general partner investments in management fee-generating funds	(1,724)	(1,727)	(1,919)
Funds that don’t pay management fees (2)	(2,853)	(3,012)	(2,147)
Management fee-generating assets under management	$100,547	$102,043	$101,600

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.

(2)
This includes funds that are no longer paying management fees, co-investments that pay no management fees, certain accounts that pay administrative fees intended to offset Oaktree’s costs related to the accounts and CLOs in the warehouse stage that don’t pay management fees.

The period-end weighted average annual management fee rates applicable to the closed-end, open-end and evergreen management fee-generating AUM balances above are set forth below.

	As of
Weighted Average Annual Management Fee Rates:	June 30, 2018	March 31, 2018	June 30, 2017
Closed-end funds:
Senior Loans	0.50%	0.50%	0.50%
Other closed-end funds	1.47	1.47	1.49
Open-end funds	0.45	0.45	0.46
Evergreen funds (1)	1.20	1.20	1.21
All Oaktree funds (2)	0.91	0.91	0.92

(1)	Fee rates reflect the applicable asset-based management fee rates, exclusive of quarterly incentive fees on investment income that are included in management fees.

(2)	Excludes DoubleLine funds.

Incentive-creating AUM

	As of
	June 30, 2018	March 31, 2018	June 30, 2017
Incentive-creating AUM:	(in millions)
Closed-end funds	$26,677	$26,732	$27,450
Evergreen funds	6,006	5,688	3,376
DoubleLine	608	615	522
Total	$33,291	$33,035	$31,348
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended June 30,		As of or for the Six Months Ended June 30,
	2018	2017	2018	2017
Accrued Incentives (Fund Level):	(in thousands)
Beginning balance	$1,795,967	$2,068,422	$1,920,339	$2,014,097
Incentives created (fund level):
Closed-end funds	102,850	159,207	200,156	349,228
Evergreen funds	16,367	9,395	30,246	20,892
DoubleLine	100	2,450	100	2,699
Total incentives created (fund level)	119,317	171,052	230,502	372,819
Less: incentive income recognized by us	(51,352)	(459,896)	(286,909)	(607,338)
Ending balance	$1,863,932	$1,779,578	$1,863,932	$1,779,578
Accrued incentives (fund level), net of associated incentive income compensation expense	$898,588	$866,650	$898,588	$866,650

Non-GAAP Results
Our business is comprised of one segment, our investment management business, which consists of the investment management services that we provide to our clients. Management makes operating decisions and assesses the performance of our business based on financial data that are presented without the consolidation of our funds. The data most important to management in assessing our performance are adjusted net income, distributable earnings and fee-related earnings, each for both the Operating Group and per Class A unit. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented at Exhibit A.
Adjusted Net Income
The following schedules set forth the components of adjusted net income, adjusted net income-OCG and per unit data:
Adjusted Revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Revenues:
Management fees	$195,935	$202,714	$398,882	$403,921
Incentive income	51,352	459,896	286,909	607,338
Investment income	26,238	41,752	38,890	84,290
Total adjusted revenues	$273,525	$704,362	$724,681	$1,095,549

Management Fees	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Management fees:
Closed-end funds	$116,776	$131,895	$238,482	$263,603
Open-end funds	37,086	40,481	75,198	80,625
Evergreen funds	24,573	13,938	49,489	27,651
DoubleLine	17,500	16,400	35,713	32,042
Total management fees	$195,935	$202,714	$398,882	$403,921

Investment Income	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Oaktree funds:
Credit	$22,917	$21,148	$37,801	$50,346
Private Equity	8,264	7,648	7,452	11,070
Real Assets	8,702	4,508	13,652	8,456
Listed Equities	(14,672)	6,739	(22,084)	10,426
Non-Oaktree	1,027	1,709	2,069	3,992
Total investment income	$26,238	$41,752	$38,890	$84,290

Adjusted Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Expenses:
Compensation and benefits	$(103,642)	$(99,270)	$(208,412)	$(201,406)
Equity-based compensation	(14,146)	(13,759)	(27,139)	(26,280)
Incentive income compensation	(20,984)	(269,974)	(151,426)	(343,118)
General and administrative	(39,108)	(32,439)	(76,545)	(64,908)
Depreciation and amortization	(2,310)	(2,004)	(4,563)	(4,827)
Total adjusted expenses	$(180,190)	$(417,446)	$(468,085)	$(640,539)

Adjusted Interest and Other Income, Net

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)

Interest expense, net of interest income (1)	$(2,399)	$(6,544)	$(5,809)	$(13,515)
Other income, net	559	1,282	1,071	1,323

(1)
Interest income was $3.6 million and $6.0 million for the three and six months ended June 30, 2018, respectively, and $2.3 million and $4.0 million for the three and six months ended June 30, 2017, respectively.

Adjusted Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands, except per unit data)

Adjusted net income	$91,495	$281,654	$251,858	$442,818
Adjusted net income attributable to OCGH non-controlling interest	(50,063)	(165,706)	(140,692)	(261,200)
Non-Operating Group income (expense)	(328)	(255)	(308)	(487)
Income taxes-Class A	(4,958)	(4,587)	(11,809)	(16,284)
Adjusted net income-Class A	$36,146	$111,106	$99,049	$164,847
Adjusted net income per Class A unit	$0.51	$1.73	$1.42	$2.59
Weighted average number of Class A units outstanding	71,177	64,193	69,556	63,611

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Distributable Earnings:	(in thousands, except per unit data)

Adjusted net income	$91,495	$281,654	$251,858	$442,818
Investment income	(26,238)	(41,752)	(38,890)	(84,290)
Receipts of investment income (1)	39,768	37,250	78,528	66,345
Equity-based compensation	14,146	13,759	27,139	26,280
Other (income) expense, net (2)	(2,745)	—	(5,490)	—
Operating Group income taxes	(2,140)	(1,621)	(4,886)	(2,642)
Distributable earnings	$114,286	$289,290	$308,259	$448,511

Distribution Calculation:
Operating Group distribution with respect to the period	$97,438	$240,651	$262,483	$373,246
Distribution per Operating Group unit	$0.62	$1.54	$1.67	$2.39
Adjustments per Class A unit:
Distributable earnings-Class A income taxes	(0.01)	(0.14)	(0.03)	(0.19)
Tax receivable agreement	(0.06)	(0.08)	(0.12)	(0.16)
Non-Operating Group expenses	—	(0.01)	(0.01)	(0.02)
Distribution per Class A unit (3).	$0.55	$1.31	$1.51	$2.02

(1)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends. Additionally, any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO to align with the timing of expected cash flows.

(2)
For distributable earnings purposes, the $22 million make-whole premium charge that was included in ANI in the fourth quarter of 2017 in connection with the early repayment of our 2019 Notes is amortized through the original maturity date of December 2019.

(3)	With respect to the quarter ended June 30, 2018, a distribution was announced on July 26, 2018 and is payable on August 10, 2018.

Units Outstanding

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Weighted Average Units:
OCGH	86,007	91,740	87,133	91,692
Class A	71,177	64,193	69,556	63,611
Total	157,184	155,933	156,689	155,303
Units Eligible for Fiscal Period Distribution:
OCGH	85,998	92,050
Class A	71,160	64,217
Total	157,158	156,267

GAAP Statement of Financial Condition (Unaudited)

	As of June 30, 2018
	Oaktree and Operating Subsidiaries	Consolidated Funds	Eliminations	Consolidated
	(in thousands)
Assets:
Cash and cash-equivalents	$559,425	$—	$—	$559,425
U.S. Treasury and other securities	272,503	—	—	272,503
Corporate investments	1,623,595	—	(611,749)	1,011,846
Deferred tax assets	243,124	—	—	243,124
Receivables and other assets	733,325	—	(2,659)	730,666
Assets of consolidated funds	—	6,233,572	(106)	6,233,466
Total assets	$3,431,972	$6,233,572	$(614,514)	$9,051,030
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$330,950	$—	$525	$331,475
Due to affiliates	211,671	—	—	211,671
Debt obligations	745,654	—	—	745,654
Liabilities of consolidated funds	—	4,871,577	(55,350)	4,816,227
Total liabilities	1,288,275	4,871,577	(54,825)	6,105,027
Non-controlling redeemable interests in consolidated funds	—	—	795,587	795,587
Capital:
Capital attributable to OCG preferred unitholders	173,669	—	—	173,669
Capital attributable to OCG Class A unitholders	934,775	253,428	(253,428)	934,775
Non-controlling interest in consolidated subsidiaries	1,035,253	306,261	(306,261)	1,035,253
Non-controlling interest in consolidated funds	—	802,306	(795,587)	6,719
Total capital	2,143,697	1,361,995	(1,355,276)	2,150,416
Total liabilities and capital	$3,431,972	$6,233,572	$(614,514)	$9,051,030
Corporate Investments

	As of
	June 30, 2018	March 31, 2018	June 30, 2017
	(in thousands)
Oaktree funds:
Credit	$925,539	$922,287	$942,489
Private Equity	299,961	245,450	236,099
Real Assets	189,109	148,215	135,751
Listed Equities	117,939	126,777	132,113
Non-Oaktree	62,037	75,451	97,514
Total corporate investments – Non-GAAP	1,594,585	1,518,180	1,543,966
Adjustments (1)	29,010	29,945	19,031
Total corporate investments – Oaktree and operating subsidiaries	1,623,595	1,548,125	1,562,997
Eliminations	(611,749)	(545,924)	(546,919)
Total corporate investments – Consolidated	$1,011,846	$1,002,201	$1,016,078

(1)	This adjusts CLO investments carried at amortized cost to fair value for GAAP reporting.

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds’ investment philosophy, strategy and implementation.

Closed-end Funds

			As of June 30, 2018
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Incentive Income Recog- nized (Non-GAAP)	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
Credit	(in millions)
Distressed Debt
Oaktree Opportunities Fund Xb (7)(13)	TBD	—	$8,872	4%	3%	$—	$—	$223	$217	$—	$—	$224	nm	nm	1.0x
Oaktree Opportunities Fund X (7)	Jan. 2016	Jan. 2019	3,603	81	63	982	97	3,149	3,460	—	190	2,440	36.0%	22.7%	1.5
Oaktree Opportunities Fund IX	Jan. 2014	Jan. 2017	5,066	nm	100	666	1,671	4,061	3,629	—	—	5,191	5.7	3.2	1.2
Oaktree Opportunities Fund VIIIb	Aug. 2011	Aug. 2014	2,692	nm	100	905	2,100	1,497	1,530	52	—	1,824	8.9	6.1	1.4
Special Account B	Nov. 2009	Nov. 2012	1,031	nm	100	618	1,547	180	174	16	2	69	13.7	11.4	1.6
Oaktree Opportunities Fund VIII	Oct. 2009	Oct. 2012	4,507	nm	100	2,572	6,281	798	881	208	292	147	13.0	9.1	1.7
Special Account A	Nov. 2008	Oct. 2012	253	nm	100	316	549	20	28	59	4	—	28.1	22.8	2.3
OCM Opportunities Fund VIIb	May 2008	May 2011	10,940	nm	90	9,036	18,022	858	724	1,588	168	—	21.9	16.6	2.0
OCM Opportunities Fund VII	Mar. 2007	Mar. 2010	3,598	nm	100	1,483	4,823	258	—	87	—	430	10.2	7.5	1.5
Legacy funds (8)	Various	Various	12,495	nm	100	10,456	22,931	21	—	1,558	5	—	23.6	18.5	1.9
													22.0%	16.2%
Private/Alternative Credit
Oaktree European Capital Solutions Fund (7)(9)(10)	Dec. 2015	Dec. 2018	€703	80%	64%	€40	€167	€310	€370	€—	€5	€291	12.7%	8.4%	1.1x
Oaktree European Dislocation Fund (10)	Oct. 2013	Oct. 2016	€294	nm	57	€42	€193	€31	€22	€3	€4	€9	20.4	14.6	1.3
Special Account E (10)	Oct. 2013	Apr. 2015	€379	nm	69	€64	€308	€17	€8	€7	€3	€—	14.3	11.0	1.3
													15.2%	11.0%

Oaktree Mezzanine Fund IV (9)	Oct. 2014	Oct. 2019	$852	76%	73%	$107	$200	$525	$505	$—	$17	$502	12.2%	8.7%	1.2x
Oaktree Mezzanine Fund III (11)	Dec. 2009	Dec. 2014	1,592	nm	89	465	1,793	95	103	17	30	23	15.3	10.4 / 9.2	1.4
OCM Mezzanine Fund II	Jun. 2005	Jun. 2010	1,251	nm	88	493	1,691	54	—	—	—	128	10.9	7.4	1.6
OCM Mezzanine Fund (12)	Oct. 2001	Oct. 2006	808	nm	96	302	1,075	—	—	38	—	—	15.4	10.8 / 10.5	1.5
													13.1%	8.8%
Emerging Markets Debt
Oaktree Emerging Market Opportunities Fund	Sep. 2013	Sep. 2017	$384	nm	78%	$124	$300	$122	$94	$—	$22	$65	16.6%	11.3%	1.4x
Special Account F	Jan. 2014	Sep. 2017	253	nm	96	80	248	74	73	—	16	36	16.1	11.5	1.4
													16.4%	11.4%
Private Equity
Corporate Private Equity
Oaktree European Principal Fund IV (7)(10)(13)	Jul. 2017	Jul. 2022	€1,119	77%	63%	€69	€3	€766	€1,093	€—	€12	€734	nm	nm	1.1x
Oaktree European Principal Fund III (10)	Nov. 2011	Nov. 2016	€3,164	nm	85	€2,275	€1,775	€3,249	€2,595	€—	€442	€2,021	18.4%	12.6%	2.0
OCM European Principal Opportunities Fund II (10)	Dec. 2007	Dec. 2012	€1,759	nm	100	€258	€1,865	€124	€440	€29	€—	€743	7.2	2.9	1.3
OCM European Principal Opportunities Fund	Mar. 2006	Mar. 2009	$495	nm	96	$454	$927	$—	$—	$87	$—	$—	11.7	8.9	2.1
													13.1%	8.6%

			As of June 30, 2018
	Investment Period		Total Committed Capital	% Invested (1)	% Drawn (2)	Fund Net Income Since Inception	Distri- butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Incentive Income Recog- nized (Non-GAAP)	Accrued Incentives (Fund Level) (3)	Unreturned Drawn Capital Plus Accrued Preferred Return (4)	IRR Since Inception (5)		Multiple of Drawn Capital (6)
	Start Date	End Date											Gross	Net
	(in millions)

Oaktree Power Opportunities Fund IV	Nov. 2015	Nov. 2020	$1,106	88%	88%	$87	$1	$1,058	$1,078	$—	$—	$1,067	12.1%	7.2%	1.1x
Oaktree Power Opportunities Fund III	Apr. 2010	Apr. 2015	1,062	nm	69	631	969	399	384	26	95	—	23.9	16.0	2.0
Legacy funds (8)	Various	Various	1,470	nm	63	1,689	2,616	—	—	123	—	—	35.1	27.4	2.8
													34.4%	26.1%
Special Situations
Oaktree Special Situations Fund II	TBD	—	$711	—%	—%	$—	$—	$—	$—	$—	$—	$—	n/a	n/a	n/a
Oaktree Special Situations Fund (7)	Nov. 2015	Nov. 2018	1,377	88	71	298	163	1,114	1,280	—	58	890	42.9%	26.3%	1.4x
Other funds:
Oaktree Principal Fund V	Feb. 2009	Feb. 2015	$2,827	nm	91%	$587	$1,730	$1,444	$1,384	$50	$—	$2,127	8.1%	4.0%	1.4x
Special Account C	Dec. 2008	Feb. 2014	505	nm	91	203	423	239	242	21	—	268	10.4	7.2	1.6
OCM Principal Opportunities Fund IV	Oct. 2006	Oct. 2011	3,328	nm	100	2,980	6,156	153	—	554	29	—	12.4	9.0	2.0
Legacy funds (8)	Various	Various	3,701	nm	100	2,713	6,404	10	—	407	2	—	14.4	11.1	1.8
													13.1%	9.4%
Real Assets
Real Estate
Oaktree Real Estate Opportunities Fund VII (13)(14)	Jan. 2016	Jan. 2020	$2,921	79%	37%	$296	$241	$1,143	$2,723	$—	$57	$885	nm	nm	1.4x
Oaktree Real Estate Opportunities Fund VI	Aug. 2012	Aug. 2016	2,677	nm	100	1,376	2,235	1,818	1,430	70	196	1,316	15.4%	10.3%	1.6
Oaktree Real Estate Opportunities Fund V	Mar. 2011	Mar. 2015	1,283	nm	100	985	2,046	220	120	146	42	—	17.2	12.8	1.9
Special Account D	Nov. 2009	Nov. 2012	256	nm	100	202	419	47	—	15	5	—	14.7	12.7	1.8
Oaktree Real Estate Opportunities Fund IV	Dec. 2007	Dec. 2011	450	nm	100	386	766	70	60	59	14	—	15.7	10.7	2.0
Legacy funds (8)	Various	Various	2,341	nm	99	2,010	4,324	2	—	232	—	—	15.2	11.9	1.9
													15.6%	11.9%

Oaktree Real Estate Debt Fund II (9)(13)	Mar. 2017	Mar. 2020	$1,852	47%	9%	$20	$21	$156	$747	$—	$3	$143	nm	nm	1.2x
Oaktree Real Estate Debt Fund	Sep. 2013	Oct. 2016	1,112	nm	81	177	625	454	568	10	15	325	21.9%	16.4%	1.3
Oaktree PPIP Fund (15)	Dec. 2009	Dec. 2012	2,322	nm	48	457	1,570	—	—	47	—	—	28.2	n/a	1.4

Special Account G (Real Estate Income) (9)(13)	Oct. 2016	Oct. 2020	$615	87%	87%	$64	$58	$538	$499	$—	$12	$513	nm	nm	1.1

Infrastructure
Oaktree Transportation Infrastructure Fund	TBD	—	$1,052	—%	—%	$—	$—	$—	$—	$—	$—	$—	n/a	n/a	n/a
Highstar Capital IV (16)	Nov. 2010	Nov. 2016	2,000	nm	100	72	883	1,189	1,313	—	—	1,823	5.9%	1.6%	1.2x
									28,533	(10)	1,819	(10)
							Other (17)		7,988		4
							Total (18)		$36,521		$1,823

(1)
For our incentive-creating closed-end funds in their investment periods, this percentage equals invested capital divided by committed capital. Invested capital for this purpose is the sum of capital drawn from fund investors plus net borrowings, if any, outstanding, under a fund-level credit facility where such borrowings were made in lieu of drawing capital from fund investors.

(2)
Represents capital drawn from fund investors, net of distributions to such investors of uninvested capital, divided by committed capital. The aggregate change in drawn capital for the three months ended June 30, 2018 was $1.7 billion.

(3)	Accrued incentives (fund level) exclude non-GAAP incentive income previously recognized.

(4)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(5)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds’ activities (we credit all such fee income back to the respective fund(s) so that our funds’ investors share pro rata in the fee income’s economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(6)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(7)
Fund data include the performance of the main fund and any associated fund-of-one accounts, except the gross and net IRRs presented reflect only the performance of the main fund. Certain fund-of-one accounts pay management fees based on cost basis, rather than committed capital.

(8)
Legacy funds represent certain predecessor funds within the relevant strategy or product that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree’s founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(9)
Management fees during the investment period are calculated on drawn capital or cost basis, rather than committed capital. As a result, as of June 30, 2018 management fee-generating AUM included only that portion of committed capital that had been drawn.

(10)	Aggregate IRRs or totals are based on the conversion of cash flows or amounts, respectively, from euros to USD using the June 30, 2018 spot rate of $1.17.

(11)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.4% and Class B interests was 9.2%. The combined net IRR for Class A and Class B interests was 9.8%.

(12)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.5%. The combined net IRR for the Class A and Class B interests was 10.6%.

(13)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through June 30, 2018 was less than 30 months.

(14)	A portion of this fund pays management fees based on drawn, rather than committed, capital.

(15)
Due to differences in the allocation of income and expenses to this fund’s two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, a combined net IRR is not presented. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund, whose gross and net IRR were 24.7% and 18.6%, respectively.

(16)
The fund follows the American-style distribution waterfall, whereby the general partner may receive an incentive allocation as soon as it has returned the drawn capital and paid a preferred return on the fund’s realized investments (i.e., on a deal-by-deal basis). However, such cash distributions of incentives may be subject to repayment, or clawback. As of June 30, 2018, Oaktree had not recognized any incentive income from this fund. The accrued incentives (fund level) for this fund represents Oaktree’s effective 8% of the potential incentives generated by this fund in accordance with the terms of the Highstar acquisition.

(17)	This includes our closed-end Senior Loan funds, CLOs, a non-Oaktree fund and certain separate accounts and co-investments.

(18)
The total excludes one closed-end fund with management fee-generating AUM of $129 million as of June 30, 2018, which has been included as part of the Strategic Credit strategy within the evergreen funds table.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of June 30, 2018	Twelve Months Ended June 30, 2018			Since Inception through June 30, 2018
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)
Credit
High Yield Bonds
U.S. High Yield Bonds	1986	$14,217	1.5%	1.0%	2.7%	9.1%	8.6%	8.2%	0.79	0.57
Global High Yield Bonds	2010	3,790	1.9	1.4	2.6	6.9	6.3	6.6	1.10	1.08
European High Yield Bonds	1999	845	2.6	2.1	2.7	7.9	7.3	6.2	0.71	0.45

Convertibles
U.S. Convertibles	1987	2,251	9.5	8.9	12.0	9.4	8.8	8.3	0.50	0.39
Non-U.S. Convertibles	1994	1,438	3.5	3.0	0.2	8.2	7.6	5.4	0.78	0.39
High Income Convertibles	1989	1,005	5.5	4.9	2.8	11.2	10.4	8.0	1.06	0.60

Senior Loans
U.S. Senior Loans	2008	676	4.9	4.3	4.7	6.0	5.4	5.2	1.12	0.67
European Senior Loans	2009	1,488	1.1	0.6	2.1	7.4	6.9	8.1	1.63	1.66

Multi-Strategy Credit
Multi-Strategy Credit (2)	Various	3,142	nm	nm	nm	nm	nm	nm	nm	nm

Listed Equities
Emerging Markets Equities
Emerging Markets Equities	2011	3,668	6.7	5.9	8.2	2.1	1.3	1.4	0.10	0.07
Total		$32,520

(1)	Returns represent time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.

(2)	Includes Global Credit Fund and individual accounts across various strategies with different investment mandates. As such, a combined performance measure is not considered meaningful (“nm”).

Evergreen Funds

		As of June 30, 2018			Twelve Months Ended June 30, 2018		Since Inception through June 30, 2018
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception				Rates of Return (1)		Annualized Rates of Return (1)
					Gross	Net	Gross	Net
		(in millions)
Credit
Private/Alternative Credit
Strategic Credit (2).	2012	$5,262	$4,955	$9	13.0%	10.1%	9.7%	7.1%

Distressed Debt
Value Opportunities	2007	1,078	1,000	12	16.8	12.8	10.0	6.1

Emerging Markets Debt
Emerging Markets Debt (3)	2015	813	247	5	9.7	7.1	14.2	11.0

Listed Equities
Value/Other Equities
Value Equities (4)	2012	502	480	—	20.2	14.6	20.2	14.6
			6,682	26
Other (5)			784	10
Restructured funds			—	5
Total (2)			$7,466	$41

(1)	Returns represent time-weighted rates of return.

(2)
Includes our publicly-traded BDCs and one closed-end fund with $123 million and $129 million of AUM and management fee-generating AUM, respectively. The rates of return reflect the performance of a composite of certain evergreen accounts and exclude our publicly-traded BDCs.

(3)
Includes the Emerging Markets Debt Total Return and Emerging Markets Opportunities products. The rates of return reflect the performance of a composite of accounts for the Emerging Markets Debt Total Return product, including a single account with a December 2014 inception date.

(4)	Includes performance of a proprietary fund with an initial capital commitment of $25 million since its inception in May 2012.

(5)	Includes the Emerging Markets Absolute Return product and certain Real Estate and Multi-Strategy Credit accounts.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period, and includes our pro-rata portion of performance fees attributable to our minority interest in DoubleLine earned in the period. We refer to the amount of accrued incentives recognized as revenue by us as incentive income. Amounts recognized by us as incentive income are no longer included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among many factors.
Adjusted net income (“ANI”) is a measure of profitability for our investment management business. The components of revenues (“adjusted revenues”) and expenses (“adjusted expenses”) used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Adjusted revenues include investment income (loss) that is classified in other income (loss) in the GAAP statements of operations, and management fees and incentive income include the portion of the earnings from management fees and performance fees, respectively, attributable to our 20% ownership interest in DoubleLine, which are reflected as investment income in our GAAP statements of operations. In addition, ANI excludes the effect of (a) non-cash equity-based compensation expense related to unit grants made before our initial public offering, (b) acquisition-related items, including amortization of intangibles and changes in the contingent consideration liability, (c) income taxes, (d) other income or expenses applicable to OCG or its Intermediate Holding Companies, (e) the adjustment for non-controlling interests, and (f) the impact of the Tax Cuts and Jobs Act, which resulted in the remeasurement of our deferred tax assets and tax receivable liability in the fourth quarter of 2017. Moreover, gains and losses resulting from foreign-currency transactions and hedging activities under GAAP are recognized as general and administrative expense whether realized or unrealized in the current period. For ANI, unrealized gains and losses from foreign-currency hedging activities are deferred until realized, at which time they are included in the same revenue or expense line item as the underlying exposure that was hedged, and foreign-currency transaction gains and losses are included in other income (expense), net. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP statements of operations, for which the revenue standard is probable that significant reversal will not occur and the expense standard is probable and reasonably estimable. CLO investments are carried at fair value for GAAP reporting, whereas for ANI, they are carried at amortized cost, subject to any impairment charges. Investment income on CLO investments is recognized in ANI when cash distributions are received. Cash distributions are allocated between income and return of capital based on the effective yield method. In periods prior to 2018, adjusted revenues and adjusted expenses reflected Oaktree’s proportionate economic interest in Highstar, whereby amounts received for contractually reimbursable costs from a legacy Highstar fund were classified as expenses for ANI and as other income under GAAP. The legacy Highstar fund stopped paying management fees in 2017. As a result, we will no longer be receiving such reimbursement amounts. ANI is calculated at the Operating Group level.
Adjusted net income-Class A, or adjusted net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-Class A represents ANI including the effect of (a) preferred unit distributions, (b) the OCGH non-controlling interest, (c) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (d) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and most of our incentive income and other investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. A variety of other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.

Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments, and our pro-rata portion of AUM managed by DoubleLine in which we hold a minority ownership interest. For our CLOs, AUM represents the aggregate par value of collateral assets and principal cash, for our publicly-traded BDCs, gross assets (including assets acquired with leverage), net of cash, and for DoubleLine funds, NAV. Our AUM includes amounts for which we charge no management fees.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and generally reflects the beginning AUM on which we will earn management fees in the following quarter, as well as our pro-rata portion of the fee basis of DoubleLine’s AUM. Our closed-end funds typically pay management fees based on committed capital, drawn capital or cost basis during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital or (b) the cost basis of assets remaining in the fund. The annual management fee rate generally remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds typically pay management fees based on their NAV, our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash, as defined in the applicable CLO indentures, our publicly-traded BDCs pay management fees based on gross assets (including assets acquired with leverage), net of cash, and DoubleLine funds typically pay management fees based on NAV. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital, NAV or cost basis;

◦	Oaktree’s general partner investments in management fee-generating funds;

◦	Funds that are no longer paying management fees and co-investments that pay no management fees; and

◦	Differences between AUM and fee basis for DoubleLine funds.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It generally represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding CLOs and investments made by us and our employees and directors (which are not subject to an incentive allocation), gross assets (including assets acquired with leverage), net of cash, for our publicly-traded BDCs, and our pro-rata portion of DoubleLine’s incentive-creating AUM. All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently above their preferred return or high-water mark and therefore generating incentives. Incentive-creating AUM does not include undrawn capital commitments.

Class A units refer to the common units of OCG designated as Class A units.
Consolidated funds refers to the funds and CLOs that Oaktree is required to consolidate as of the respective reporting date.
Distributable earnings is a non-GAAP performance measure derived from our non-GAAP results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude investment income or loss and include the receipt of investment income or loss from distributions by our investments in funds. Additionally, any impairment charges on our CLO investments included in ANI are, for distributable earnings purposes, amortized over the remaining investment period of the respective CLO, in order to align with the timing of expected cash flows. In addition, distributable earnings differs from ANI in that make-whole premium charges related to the repayment of debt are included in ANI, but for distributable earnings purposes are amortized through the original maturity date of the repaid debt. Finally, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation expense.
Distributable earnings-Class A, or distributable earnings per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-Class A represents distributable earnings, including the effect of (a) preferred unit distributions, (b) the OCGH non-controlling interest, (c) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (d) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-Class A represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-Class A.
Economic net income (“ENI”) is a non-GAAP performance measure that we use to evaluate the financial performance of our business by applying the mark-to-market approach to incentive income. The mark-to-market approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements, as compared to the GAAP criteria that it is probable that a significant reversal will not occur and the ANI criteria that the underlying fund distributions are known or knowable. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income revenues is a non-GAAP measure applying the mark-to-market approach, instead of the GAAP revenue recognition approach, for incentive income, and reflects the adjustments described above under the definition of ANI.
Economic net income-Class A, or economic net income per Class A unit, a non-GAAP performance measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-Class A represents ENI, including the effect of (a) preferred unit distributions, (b) the OCGH non-controlling interest, (c) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (d) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-Class A represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-Class A.
Fee-related earnings (“FRE”) is a non-GAAP performance measure that we use to monitor the baseline earnings of our business. FRE is derived from our non-GAAP results and is comprised of management fees (“fee-related earnings revenues”) less operating expenses other than incentive income compensation expense and non-cash equity-based compensation expense. FRE is considered baseline because it excludes all non-management fee revenue sources and applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though those expenses also support the generation of incentive and investment income. FRE is presented before income taxes.
Fee-related earnings-Class A, or fee-related earnings per Class A unit, is a non-GAAP performance measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings-Class A represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings-Class A income taxes is calculated excluding any incentive income or investment income (loss).
Incentive income is generally recognized for our closed-end funds only after the fund has distributed all contributed capital plus an annual preferred return (commonly referred to as the European-style waterfall) and, for our evergreen funds, on an annual basis up to 20% of the year’s profits, subject to a high-water mark or hurdle rate. For non-GAAP reporting, incentive income also includes the portion of the performance fees attributable to our minority equity interest in DoubleLine earned in the period.
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Invested capital reflects deployed capital, whether involving drawn or recycled equity capital, or borrowings from fund-level credit facilities.  This metric is used in connection with incentive-creating closed-end funds and certain evergreen funds.

Management fees are recognized over the period in which our investment advisory services are performed and for non-GAAP reporting include the portion of the earnings from management fees attributable to our minority equity interest in DoubleLine.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities in which we have a minority economic interest and indirect control that either (i) act as or control the general partners and investment advisers of our funds or (ii) hold interests in other entities or investments generating income for us.
Preferred units or preferred unitholders refer to the Series A Preferred units of OCG or Series A Preferred unitholders, respectively, unless otherwise specified.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond product, to the FTSE US High-Yield Cash-Pay Capped Index;

•
our Global High Yield Bond product, to an Oaktree custom global high yield index that represents 60% ICE BofAML High Yield Master II Constrained Index and 40% ICE BofAML Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the ICE BofAML Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond product, to the ICE BofAML Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan product (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan product, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities product, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004, and the ICE BofAML All U.S. Convertibles Index thereafter;

•
our non-U.S. Convertible Securities product, to an Oaktree custom non-U.S. convertible index that represents the JACI Global ex-U.S. (Local) Index from inception through December 31, 2014 and the Thomson Reuters Global Focus ex-U.S. (USD hedged) Index thereafter;

•	our High Income Convertible Securities product, to the FTSE US High-Yield Market Index; and

•	our Emerging Markets Equities product, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European Senior Loan product, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds through their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain non-GAAP financial measures in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, net income, net income per Class A unit or other financial measures presented in accordance with GAAP.
Reconciliation of GAAP to Non-GAAP Results
The following table reconciles net income attributable to Oaktree Capital Group, LLC Class A unitholders to adjusted net income, fee-related earnings and distributable earnings.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Net income attributable to OCG Class A unitholders	$31,121	$117,324	$83,853	$172,239
Incentive income (1)	16,065	3,418	99,646	41,954
Incentive income compensation (1)	(5,766)	(3,418)	(51,393)	(41,954)
Investment income (2)	6,606	(18,275)	(3,881)	(22,647)
Equity-based compensation (3)	1,100	989	2,728	3,421
Foreign-currency hedging (4)	(741)	1,869	(2,863)	(127)
Acquisition-related items (5)	(2,834)	861	(1,260)	2,463
Income taxes (6)	4,867	5,541	11,264	17,843
Non-Operating Group (income) expenses (7)	328	255	308	487
Non-controlling interests (7)	40,749	173,090	113,456	269,139
Adjusted net income	91,495	281,654	251,858	442,818
Incentive income	(51,352)	(459,896)	(286,909)	(607,338)
Incentive income compensation	20,984	269,974	151,426	343,118
Investment income	(26,238)	(41,752)	(38,890)	(84,290)
Equity-based compensation (8)	14,146	13,759	27,139	26,280
Interest expense, net of interest income	2,399	6,544	5,809	13,515
Other (income) expense, net	(559)	(1,282)	(1,071)	(1,323)
Fee-related earnings	50,875	69,001	109,362	132,780
Incentive income	51,352	459,896	286,909	607,338
Incentive income compensation	(20,984)	(269,974)	(151,426)	(343,118)
Receipts of investment income (9)	39,768	37,250	78,528	66,345
Interest expense, net of interest income	(2,399)	(6,544)	(5,809)	(13,515)
Other (income) expense, net	(2,186)	1,282	(4,419)	1,323
Operating Group income taxes	(2,140)	(1,621)	(4,886)	(2,642)
Distributable earnings	$114,286	$289,290	$308,259	$448,511

(1)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG Class A unitholders.

(2)
This adjustment adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs which under GAAP are marked-to-market but for ANI are accounted for at amortized cost, subject to impairment.

(3)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of unrealized gains and losses related to foreign-currency hedging between adjusted net income and net income attributable to OCG Class A unitholders.

(5)
This adjustment adds back the effect of acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability, which are excluded from adjusted net income.

(6)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or non-controlling interests.

(8)
This adjustment adds back the effect of equity-based compensation expense related to unit grants made after our initial public offering, which is excluded from fee-related earnings because it is non-cash in nature and does not impact our ability to fund our operations.

(9)
This adjustment reflects the portion of distributions received from funds characterized as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

The following table reconciles net income attributable to OCG Class A unitholders to adjusted net income-Class A, fee-related earnings-Class A and distributable earnings-Class A.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Net income attributable to OCG Class A unitholders	$31,121	$117,324	$83,853	$172,239
Incentive income (1)	7,275	1,407	43,621	17,109
Incentive income compensation (1)	(2,611)	(1,407)	(22,451)	(17,109)
Investment income (2)	2,991	(7,523)	(1,568)	(9,304)
Equity-based compensation (3)	498	407	1,206	1,398
Foreign-currency hedging (4)	(336)	770	(1,259)	(43)
Acquisition-related items (5)	(1,283)	354	(599)	1,006
Income taxes (6)	(1,261)	—	(3,268)	—
Non-controlling interests (5)	(248)	(226)	(486)	(449)
Adjusted net income-Class A (7)	36,146	111,106	99,049	164,847
Incentive income	(23,254)	(189,325)	(125,686)	(249,403)
Incentive income compensation	9,502	111,140	66,225	140,944
Investment income	(11,881)	(17,189)	(17,383)	(34,523)
Equity-based compensation (8)	6,406	5,665	12,056	10,769
Interest expense, net of interest income	876	2,577	2,132	5,345
Other (income) expense	(253)	(528)	(476)	(544)
Non-fee-related earnings income taxes (9)	3,761	208	9,655	8,119
Fee-related earnings-Class A (7)	21,303	23,654	45,572	45,554
Incentive income	23,254	189,325	125,686	249,403
Incentive income compensation	(9,502)	(111,140)	(66,225)	(140,944)
Receipts of investment income	18,007	15,334	34,862	27,190
Interest expense, net of interest income	(876)	(2,577)	(2,132)	(5,345)
Other (income) expense	(990)	528	(1,961)	544
Non-fee-related earnings income taxes	(3,761)	(208)	(9,655)	(8,119)
Distributable earnings income taxes	1,973	(7,223)	1,640	(11,335)
Tax receivable agreement	(4,008)	(5,415)	(7,866)	(10,778)
Income taxes of Intermediate Holding Companies	3,989	3,920	9,646	15,201
Distributable earnings-Class A (7)	$49,389	$106,198	$129,567	$161,371

(1)
This adjustment adds back the effect of timing differences attributable to Class A unitholders associated with the recognition of incentive income and incentive income compensation expense between net income attributable to OCG Class A unitholders and adjusted net income-Class A.

(2)
This adjustment adds back the effect of differences in the recognition of investment income attributable to Class A unitholders related to corporate investments in CLOs which under GAAP are marked-to-market but for ANI are accounted for at amortized cost, subject to impairment.

(3)
This adjustment adds back the effect of equity-based compensation expense attributable to Class A unitholders related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position.

(4)
This adjustment adds back the effect of timing differences attributable to Class A unitholders associated with the recognition of unrealized gains and losses related to foreign-currency hedging between net income attributable to OCG Class A unitholders and adjusted net income-Class A.

(5)
This adjustment adds back the effect of (a) acquisition-related items associated with the amortization of intangibles and changes in the contingent consideration liability and (b) non-controlling interests, which are both excluded from adjusted net income-Class A.

(6)	This adjustment relates to differences in income taxes between net income attributable to OCG Class A unitholders and adjusted net income-Class A.

(7)
These measures are calculated to evaluate the portion of adjusted net income, fee-related earnings and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. Reconciliations of fee-related earnings to fee-related earnings-Class A and distributable earnings to distributable earnings-Class A are presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands, except per unit data)
Fee-related earnings	$50,875	$69,001	$109,362	$132,780
Fee-related earnings attributable to OCGH non-controlling interest	(27,837)	(40,596)	(60,891)	(78,384)
Non-Operating Group expenses	(538)	(372)	(745)	(677)
Fee-related earnings-Class A income taxes	(1,197)	(4,379)	(2,154)	(8,165)
Fee-related earnings-Class A	$21,303	$23,654	$45,572	$45,554
Fee-related earnings per Class A unit	$0.30	$0.37	$0.66	$0.72
Weighted average number of Class A units outstanding	71,177	64,193	69,556	63,611

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands, except per unit data)
Distributable earnings	$114,286	$289,290	$308,259	$448,511
Distributable earnings attributable to OCGH non-controlling interest	(62,534)	(170,199)	(172,158)	(264,540)
Non-Operating Group income (expense)	(328)	(255)	(308)	(487)
Distributable earnings-Class A income taxes	1,973	(7,223)	1,640	(11,335)
Tax receivable agreement	(4,008)	(5,415)	(7,866)	(10,778)
Distributable earnings-Class A	$49,389	$106,198	$129,567	$161,371
Distributable earnings per Class A unit	$0.69	$1.65	$1.86	$2.54
Weighted average number of Class A units outstanding	71,177	64,193	69,556	63,611

(8)
This adjustment adds back the effect of equity-based compensation expense attributable to Class A unitholders related to unit grants made after our initial public offering, which is excluded from fee-related earnings-Class A, because it is non-cash in nature and does not impact our ability to fund our operations.

(9)
This adjustment adds back income taxes associated with incentive income, incentive income compensation expense or investment income or loss, which are not included in the calculation of fee-related earnings-Class A.

The following table reconciles GAAP revenues to adjusted revenues, fee-related earnings revenues and distributable earnings revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
GAAP revenues	$213,283	$634,055	$550,604	$923,640
Consolidated funds (1)	(19,352)	36,058	(13,174)	53,045
Incentive income (2)	16,065	3,418	99,646	41,954
Investment income (3)	63,529	30,831	87,605	76,910
Adjusted revenues	273,525	704,362	724,681	1,095,549
Incentive income	(51,352)	(459,896)	(286,909)	(607,338)
Investment income	(26,238)	(41,752)	(38,890)	(84,290)
Fee-related earnings revenues	195,935	202,714	398,882	403,921
Incentive income	51,352	459,896	286,909	607,338
Receipts of investment income	39,768	37,250	78,528	66,345
Distributable earnings revenues	$287,055	$699,860	$764,319	$1,077,604

(1)
This adjustment represents amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, the elimination of non-controlling interests from adjusted revenues, and certain compensation and administrative related expense reimbursements netted with expenses.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between adjusted revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between adjusted revenues and GAAP revenues.

The following table reconciles net income attributable to OCG Class A unitholders to adjusted net income and economic net income.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Net income attributable to OCG Class A unitholders	$31,121	$117,324	$83,853	$172,239
Reconciling adjustments (1)	60,374	164,330	168,005	270,579
Adjusted net income	91,495	281,654	251,858	442,818
Change in accrued incentives (fund level), net of associated incentive income compensation (2).	30,553	(102,379)	(22,264)	(79,892)
Economic net income (3)	$122,048	$179,275	$229,594	$362,926

(1)	Please refer to the table on page 27 for a detailed reconciliation of net income attributable to OCG Class A unitholders to adjusted net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)	Please see Glossary for the definition of economic net income.

The following table reconciles net income attributable to OCG Class A unitholders to adjusted net income-Class A and economic net income-Class A.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Net income attributable to OCG Class A unitholders	$31,121	$117,324	$83,853	$172,239
Reconciling adjustments (1)	5,025	(6,218)	15,196	(7,392)
Adjusted net income-Class A (2)	36,146	111,106	99,049	164,847
Change in accrued incentives (fund level), net of associated incentive income compensation attributable to Class A unitholders	13,835	(42,147)	(9,132)	(32,983)
Economic net income-Class A income taxes	(6,199)	(6,191)	(10,477)	(16,733)
Income taxes-Class A	4,958	4,587	11,809	16,284
Economic net income-Class A (2)	$48,740	$67,355	$91,249	$131,415

(1)	Please refer to the table on page 28 for a detailed reconciliation of net income attributable to OCG Class A unitholders to adjusted net income-Class A.

(2)
These measures are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-Class A is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands, except per unit data)
Economic net income	$122,048	$179,275	$229,594	$362,926
Economic net income attributable to OCGH non-controlling interest	(66,781)	(105,474)	(127,560)	(214,291)
Non-Operating Group income (expense)	(328)	(255)	(308)	(487)
Economic net income-Class A income taxes	(6,199)	(6,191)	(10,477)	(16,733)
Economic net income-Class A	$48,740	$67,355	$91,249	$131,415
Economic net income per Class A unit	$0.68	$1.05	$1.31	$2.07
Weighted average number of Class A units outstanding	71,177	64,193	69,556	63,611

The following table reconciles GAAP revenues to adjusted revenues and economic net income revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
GAAP revenues	$213,283	$634,055	$550,604	$923,640
Consolidated funds (1)	(19,352)	36,058	(13,174)	53,045
Incentive income (2)	16,065	3,418	99,646	41,954
Investment income (3)	63,529	30,831	87,605	76,910
Adjusted revenues	273,525	704,362	724,681	1,095,549
Incentives created	119,317	171,052	230,502	372,819
Incentive income	(51,352)	(459,896)	(286,909)	(607,338)
Economic net income revenues	$341,490	$415,518	$668,274	$861,030

(1)
This adjustment represents amounts attributable to the consolidated funds that were eliminated in consolidation, the reclassification of gains and losses related to foreign-currency hedging activities from general and administrative expense to revenues, the elimination of non-controlling interests from adjusted revenues, and certain compensation and administrative related expense reimbursements netted with expenses.

(2)	This adjustment adds back the effect of timing differences associated with the recognition of incentive income between adjusted revenues and GAAP revenues.

(3)
This adjustment reclassifies consolidated investment income from other income (loss) to revenues and adds back the effect of differences in the recognition of investment income related to corporate investments in CLOs between adjusted revenues and GAAP revenues.

The following tables reconcile GAAP consolidated financial data to non-GAAP data:

	As of or for the Three Months Ended June 30, 2018
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$178,096	$17,839	$195,935
Incentive income (1)	35,187	16,165	51,352
Investment income (1)	56,923	(30,685)	26,238
Total expenses (2)	(184,606)	4,416	(180,190)
Interest expense, net (3)	(35,469)	33,070	(2,399)
Other income, net (4)	914	(355)	559
Other income of consolidated funds (5)	19,579	(19,579)	—
Income taxes	(4,867)	4,867	—
Net loss attributable to non-controlling interests in consolidated funds	7,360	(7,360)	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(41,996)	41,996	—
Net income attributable to OCG Class A unitholders / ANI	$31,121	$60,374	$91,495

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) reclassifies DoubleLine investment income of $17,500 to management fees and $100 to incentive income, (c) for management fees, reclassifies $2,368 of net losses related to foreign-currency hedging activities from general and administrative expense and $2,468 of expense reimbursements grossed-up for GAAP reporting, but netted with expenses for ANI, (d) for incentive income, includes $16,065 related to timing differences in the recognition of incentive income between net income attributable to OCG Class A unitholders and adjusted net income, and (e) for investment income, includes $6,606 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $1,100 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $6,928, (c) expenses incurred by the Intermediate Holding Companies of $538, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG Class A unitholders and adjusted net income of $5,766, (e) acquisition-related items of $2,834, (f) $1,982 of net losses related to foreign-currency hedging activities, and (g) $2,468 of reimbursements grossed-up as revenues for GAAP reporting, but netted with expenses for ANI.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to the reclassification of $355 in net losses related to foreign-currency hedging activities from general and administrative expense.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.

	As of or for the Three Months Ended June 30, 2017
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$180,028	$22,686	$202,714
Incentive income (1)	454,027	5,869	459,896
Investment income (1)	49,106	(7,354)	41,752
Total expenses (2)	(423,426)	5,980	(417,446)
Interest expense, net (3)	(44,251)	37,707	(6,544)
Other income, net (4)	4,898	(3,616)	1,282
Other income of consolidated funds (5)	80,602	(80,602)	—
Income taxes	(5,541)	5,541	—
Net income attributable to non-controlling interests in consolidated funds	(3,861)	3,861	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(174,258)	174,258	—
Net income attributable to OCG Class A unitholders / ANI	$117,324	$164,330	$281,654

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) reclassifies DoubleLine investment income of $16,400 to management fees and $2,450 to incentive income, (c) for management fees, reclassifies $1,684 of net gains related to foreign-currency hedging activities from general and administrative expense, (d) for incentive income, includes $3,418 related to timing differences in the recognition of incentive income between net income attributable to OCG Class A unitholders and adjusted net income, and (e) for investment income, includes $18,275 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $989 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $3,375, (c) expenses incurred by the Intermediate Holding Companies of $372, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG Class A unitholders and adjusted net income of $3,418, (e) acquisition-related items of $861, (f) adjustments of $4,729 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (g) $928 of net gains related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $4,729 that are classified as other income under GAAP and as expenses for ANI, and (b) the reclassification of $1,113 in net gains related to foreign-currency hedging activities from general and administrative expense.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.

	As of or for the Six Months Ended June 30, 2018
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$363,511	$35,371	$398,882
Incentive income (1)	187,093	99,816	286,909
Investment income (1)	91,486	(52,596)	38,890
Total expenses (2)	(435,642)	(32,443)	(468,085)
Interest expense, net (3)	(76,048)	70,239	(5,809)
Other income, net (4)	1,611	(540)	1,071
Other income of consolidated funds (5)	82,411	(82,411)	—
Income taxes	(11,264)	11,264	—
Net income attributable to non-controlling interests in consolidated funds	(3,365)	3,365	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(115,940)	115,940	—
Net income attributable to OCG Class A unitholders / ANI	$83,853	$168,005	$251,858

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) reclassifies DoubleLine investment income of $35,713 to management fees and $100 to incentive income, (c) for management fees, reclassifies $4,188 of net losses related to foreign-currency hedging activities from general and administrative expense and $6,673 of expense reimbursements grossed-up for GAAP reporting, but netted with expenses for ANI, (d) for incentive income, includes $99,646 related to timing differences in the recognition of incentive income between net income attributable to OCG Class A unitholders and adjusted net income, and (e) for investment income, includes $3,881 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $2,728 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $8,199, (c) expenses incurred by the Intermediate Holding Companies of $745, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG Class A unitholders and adjusted net income of $51,393, (e) acquisition-related items of $1,260, (f) $1,865 of net losses related to foreign-currency hedging activities, and (g) $6,673 of reimbursements grossed-up as revenues for GAAP reporting, but netted with expenses for ANI.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to the reclassification of $540 in net losses related to foreign-currency hedging activities from general and administrative expense.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.

	As of or for the Six Months Ended June 30, 2017
	Consolidated	Adjustments	ANI
	(in thousands)
Management fees (1)	$360,956	$42,965	$403,921
Incentive income (1)	562,684	44,654	607,338
Investment income (1)	99,557	(15,267)	84,290
Total expenses (2)	(615,988)	(24,551)	(640,539)
Interest expense, net (3)	(93,021)	79,506	(13,515)
Other income, net (4)	9,561	(8,238)	1,323
Other income of consolidated funds (5)	151,368	(151,368)	—
Income taxes	(17,843)	17,843	—
Net income attributable to non-controlling interests in consolidated funds	(13,553)	13,553	—
Net income attributable to non-controlling interests in consolidated subsidiaries	(271,482)	271,482	—
Net income attributable to OCG Class A unitholders / ANI	$172,239	$270,579	$442,818

(1)
The adjustment (a) adds back amounts earned from the consolidated funds, (b) reclassifies DoubleLine investment income of $32,042 to management fees and $2,699 to incentive income, (c) for management fees, reclassifies $2,099 of net gains related to foreign-currency hedging activities from general and administrative expense, (d) for incentive income, includes $41,954 related to timing differences in the recognition of incentive income between net income attributable to OCG Class A unitholders and adjusted net income, and (e) for investment income, includes $22,647 related to corporate investments in CLOs, which under GAAP are marked-to-market but for ANI accounted for at amortized cost, subject to impairment.

(2)
The expense adjustment consists of (a) equity-based compensation expense of $3,421 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $4,832, (c) expenses incurred by the Intermediate Holding Companies of $677, (d) the effect of timing differences in the recognition of incentive income compensation expense between net income attributable to OCG Class A unitholders and adjusted net income of $41,954, (e) acquisition-related items of $2,463, (f) adjustments of $9,390 related to amounts received for contractually reimbursable costs that are classified as other income under GAAP and as expenses for ANI, and (g) $3,380 of net gains related to foreign-currency hedging activities.

(3)	The interest expense adjustment removes interest expense of the consolidated funds and reclassifies interest income from other income of consolidated funds.

(4)
The adjustment to other income (expense), net represents adjustments related to (a) amounts received for contractually reimbursable costs of $9,390 that are classified as other income under GAAP and as expenses for ANI, and (b) the reclassification of $1,154 in net gains related to foreign-currency hedging activities from general and administrative expense.

(5)
The adjustment to other income of consolidated funds removes interest, dividend and other investment income attributable to third-party investors in our consolidated funds, and reclassifies investment income to revenues and interest income to interest expense, net.